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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 9, 2002

CAREMARK RX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27276 (Commission File Number)	63-1151076 (IRS Employer Identification Number)
3000 Galleria Tower Suite 1000 Birmingham, Alabama (Address of principal executive offices)		35244 (zip code)

Registrant's telephone number, including area code: (205) 733-8996

Item 4.    Changes in Registrant's Certifying Accountant

  (a)
  Previous independent accountants.

            (i)  On April 9, 2002, Caremark Rx, Inc. (the "Company") decided to no longer engage Arthur Andersen LLP ("Arthur Andersen") as the Company's independent accountant.

          (ii)  Arthur Andersen's audit reports on the financial statements of the Company for the two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion and no such report was qualified or modified as to uncertainty, audit scope or accounting principles.

          (iii)  The decision to change independent accountants was approved by the Audit Committee of the Board of Directors.

          (iv)  In connection with its audits for the Company's two most recent fiscal years and in the subsequent interim period, there have been no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference to the subject matter of the disagreement(s) in their report on the financial statements for such period.

          (v)  During the periods listed in item (iv) above, there have been no "reportable events" (as such term is defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

          (vi)  The Company has provided Arthur Andersen with a copy of this disclosure and requested that Arthur Anderson furnish it with a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether it agrees with the above statements. A copy of such letter, dated April 11, 2002, addressed to the Commission is filed as Exhibit 16 to this Current Report on Form 8-K.

  (b)
  New independent accountants.

            (i)  On April 9, 2002 the Company engaged KPMG LLP to serve as the Company's independent accountant for the fiscal year 2002.

          (ii)  During the two most recent fiscal years and in the subsequent interim period prior to the engagement of KPMG LLP, the Company did not engage or consult with KPMG LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

          The following exhibit is filed herewith:

Exhibit Number	Exhibit
16.1	Letter from Arthur Andersen LLP, dated April 11, 2002, to the Commission regarding the Company's disclosure in this Current Report on Form 8-K.

[Signature page follows]

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2002	CAREMARK RX, INC.
	By:	/s/ HOWARD A. MCLURE Howard A. McLure Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
16.1	Letter from Arthur Andersen LLP, dated April 11, 2002, to the Commission regarding the Company's disclosure in this Current Report on Form 8-K.

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EXHIBIT INDEX